SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 17, 2006

VITASTI, INC.
(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
Canada
(Address of principal executive offices)
604-460-8487
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Vitasti, Inc.
From 8-K
Current Report

Item 1.01 Entry into a Material Definitive Agreement

On August 17, 2006, the Vitasti, Inc. (the “Company”) and Welwind International Energy Corporation, a corporation duly incorporated under the laws of the Province of Alberta, Canada, (“Welwind”) and the shareholders of Welwind (the “Shareholders”), entered into a Share Exchange Agreement (the ‘Agreement”). The parties closed the Agreement on the 17th of August 2006 as well. Per the Agreement, the Company acquired 100% of Welwind in exchange for 11,000,000 unregistered shares of Vitasti, which were distributed to the Shareholders as required by the terms of the Agreement. For purposes of the Agreement, the shares were valued at $0.10 per share for an aggregate value of $1.1 million. The Shareholders are subject to the resale provisions of Rule 144.

The Company, Welwind and the Shareholders have made customary representations, warranties and covenants in the Agreement. Closing conditions included, among others, (i) the Company’s receipt of all transaction documents necessary as set forth under the terms of the Agreement; (ii) absence of any law or order prohibiting the consummation of the Share Exchange; (iii) the continued accuracy of each party’s representations and warranties contained in the Agreement; and (iv) compliance with each party’s covenants. The Agreement contains certain termination rights for the parties to the Agreement.

The foregoing description of the Agreement does not purport to be a complete summary and description of the material terms and conditions of the Agreement, and is qualified in its entirety to the complete text of the Agreement, which is filed as Exhibit 1.01 to this Current Report on From 8-K and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The required financial statements of the acquired business are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than October 31, 2006.

(b) Pro Forma Financial Information.

The required pro forma financial information relative to the acquisition of assets is not included in this Current Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than October 31, 2006.

(c) Exhibits.

10.1 Share Exchange Agreement by and among Vitasti, Inc., Welwind Energy International Corporation, and the shareholders of Welwind Energy International Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Vitasti, Inc.

By:	/s/ Tammy-Lynn McNabb
Name: Tammy Lynn McNabb
Title: CEO and President

Dated: August 21, 2006